UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Equity Unit Investments

On October 20, 2014, Aethlon Medical, Inc. (the “Registrant”) discontinued a private offering of Units (as described herein). During the period August through October 2014, the Registrant issued and sold to ten accredited investors units (the “Units”) consisting of (a) one hundred thousand (100,000) restricted shares of the Registrant’s common stock, par value $.001 per share (the “Common Stock”), at prices per share ranging from $0.091 to $0.114 and (b) a five-year warrant to purchase fifty thousand (50,000) shares of Common Stock at exercise prices ranging from $0.136 to $0.167 per share (the “Unit Warrants”). The issuance and sale of the Units took place on various dates in August, September and October. In total, the investors purchased for cash an aggregate of $591,700 of Units. The investors acquired an aggregate of 5,481,232 shares of Common Stock and Unit Warrants to acquire up to an aggregate of 2,740,617 shares of Common Stock.

In addition, on September 17, 2014 and October 9, 2014, the Registrant issued to two accredited investors Units consisting of an aggregate of 2,313,986 shares of Common Stock and Unit Warrants to acquire up to an aggregate of 1,156,993 shares of Common Stock at exercise prices ranging from $0.144 to $0.154 per share. The Units were issued to the investors upon the conversion of an aggregate of $300,486 of unpaid principal and accrued interest due under promissory notes previously issued to the investors by the Registrant. The amounts converted represented the entire amounts outstanding under the notes.

Warrant Exercises and Issuance of New Warrants Upon Exercise

On various dates in October 2014, the Registrant issued an aggregate of 5,671,119 shares of Common Stock and seven-year warrants (the “Exchange Warrants”) to issue up to an aggregate of 5,671,119 shares of Common Stock at exercise prices ranging from $0.093 to $0.116 per share to eight accredited investors. One of the investors is Dr. Chetan Shah, a director of the Registrant. The Common Stock and Exchange Warrants were issued to the investors upon the cash exercise of previously issued warrants held by them. The investors paid an aggregate of $579,251 upon exercise of the previously outstanding warrants at exercise prices ranging from $0.093 to $0.115 per share. The foregoing transaction was privately negotiated with the group of participating warrant holders.

The Registrant received a total of $1,170,951 in cash proceeds from the foregoing sales of Units and warrant exercises. The Registrant intends to use the cash proceeds resulting from the sale of the securities described above for general working capital purposes and reduction of indebtedness. To date, the Registrant has used $382,748 of the proceeds to retire outstanding indebtedness.

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Note Conversions

On October 20, 2014, the Registrant issued an aggregate of 3,522,976 shares of Common Stock to two accredited investors upon the conversion of an aggregate of $147,965 of unpaid principal and accrued interest due under promissory notes previously issued to the investors by the Registrant. The conversion price per share was $0.042

Warrant Exercises

On October 21, 2014, the Registrant issued an aggregate of 16,423,131 shares of Common Stock to three accredited investors upon the exercise of warrants previously issued (as previously reported in a Current Report on 8-K filed on April 4, 2014 and additional Current Reports on 8-K referenced therein) to the investors by the Registrant with an exercise price of $0.042 per share. The warrants were exercised on a cashless or “net” basis. Accordingly, the Registrant did not receive any proceeds from such exercises. The cashless exercise of such warrants resulted in the cancellation of previously issued warrants to purchase an aggregate of 20,050,643 shares of Common Stock.

The foregoing issuances were effected in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Act as the recipients are accredited investors and the issuances did not involve any form of general solicitation or general advertising.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: October 24, 2014	Chief Executive Officer

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